Exhibit 4.20

EXECUTION VERSION

FIFTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT, dated as of December 3, 2020 (this "Amendment"), among (i) Atlantica Sustainable Infrastructure plc (f/k/a Atlantica Yield PLC), as borrower (the "Borrower") under the Credit and Guaranty Agreement, dated as of May 10, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the "Credit Agreement"), among the Borrower, the Guarantors (as defined below), the L/C Issuers (as defined below), the lenders party thereto and the Administrative Agent (as defined below), (ii) the guarantors party to the Credit Agreement (the "Guarantors"), (iii) Royal Bank of Canada and Canadian Imperial Bank of Commerce, London Branch, as L/C Issuers (the "L/C Issuers"), (iv) the lenders party hereto (the "Lenders") and (v) Royal Bank of Canada, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

WHEREAS, the Borrower has requested the Administrative Agent, the Lenders and L/C Issuers to amend certain provisions of the Credit Agreement, to increase the Letter of Credit Sublimit, and the Lenders and L/C Issuers are agreeable to such request upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants set forth herein, the parties hereto agree as follows:

 ARTICLE I

RATIFICATION; DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1           Relation to Credit Agreement; Ratification. This Amendment is entered into in accordance with Section 11.01 of the Credit Agreement and constitutes an integral part of the Credit Agreement. Except as amended by this Amendment, the provisions of the Credit Agreement are in all respects ratified and confirmed and shall remain in full force and effect.

Section 1.2           Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement (as amended by this Amendment) are used herein as therein defined, and the rules of interpretation set forth in Section 1.02 of the Credit Agreement shall apply mutatis mutandis to this Amendment.

ARTICLE II

AMENDMENT TO CREDIT AGREEMENT

Section 2.1           Amendment to Credit Agreement. The parties hereto hereby agree that, effective as of the Amendment No. 5 Effective Date (as defined below),

(a)          Section 1.01 of the Credit Agreement is hereby amended by,

(i)           Adding the definition of the following terms in the corresponding alphabetical order:

““Amendment No. 5 Effective Date” shall have the meaning ascribed to such term in the Fifth Amendment to Credit and Guaranty Agreement.

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“Fifth Amendment to Credit and Guaranty Agreement” means the Fifth Amendment to Credit and Guaranty Agreement, dated as of December 3, 2020, among the Borrower, the Guarantors, the Lenders, the L/C Issuers and the Administrative Agent.”

(ii)          Replacing the definition of the term “Letter of Credit Sublimit” in its entirety with the following:

“Letter of Credit Sublimit” means an amount equal to U.S.$100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.”

ARTICLE III

CONDITIONS TO EFFECTIVENESS

Section 3.1           Conditions to Effectiveness. This Amendment shall become effective on the date on which the Administrative Agent has received a true, correct and complete copy of this Amendment, duly executed and delivered by a duly authorized officer of each party hereto (such date, the "Amendment No. 5 Effective Date").

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1           Representations and Warranties. Each Loan Party represents and warrants to the Secured Parties as of the Amendment No. 5 Effective Date, that:

(a)          Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate or other organizational action, and do not and will not: (i) contravene the terms of any of such Person's Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person or any of its Subsidiaries is a party or affecting such Person or any of its Subsidiaries or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or any of its Subsidiaries or the properties of such Person or any of its Subsidiaries is subject; or (c) violate any Law.

(b)          Binding Effect. This Amendment has been duly executed and delivered by each Loan Party that is party hereto. Subject to the Legal Reservations, this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

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ARTICLE V

MISCELLANEOUS

Section 5.1           Notices. All notices, requests and other communications to any party hereto shall be given or served in the manner contemplated in Section 11.02 of the Credit Agreement.

Section 5.2           No Waiver; Status of Loan Documents. This Amendment shall not constitute an amendment, supplement or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, supplement, waiver or consent to any action on the part of any party hereto that would require an amendment, supplement, waiver or consent of the Lenders except as expressly stated herein. Except as expressly amended, supplemented or waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. No failure or delay on the part of the Lenders in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Amendment and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies available at equity or law. Nothing in this Amendment shall constitute a novation of the Loan Parties' obligations under the Credit Agreement or any other Loan Document.

Section 5.3           Amendment. This Amendment may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

Section 5.4          Amendment Binding. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and permitted assigns of the parties hereto.

Section 5.5           Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 5.6           Governing Law.

(a)          This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)          Each of the undersigned hereto agrees that any dispute relating to this Amendment shall be determined in accordance with Sections 11.14 and 11.15 of the Credit Agreement and the provisions of said Sections 11.14 and 11.15 of the Credit Agreement are incorporated herein by reference.

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Section 5.7           Counterparts. This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by e-mail in portable document format (.pdf) or facsimile (with acknowledgment of receipt) or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment and the words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Administrative Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

Section 5.8           Loan Document. This Amendment shall constitute a Loan Document.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

Yours truly,

ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC (F/K/A ATLANTICA YIELD PLC),
as the Borrower

By:	/s/ Santiago Seage
Name: Santiago Seage
Title: CEO

By:	/s/ Francisco Martinez-Davis
Name: Francisco Martinez-Davis
Title: CFO

Execution, December 3, 2020

ATLANTICA INFRASTRUCTURES, S.L.U. (F/K/A ABY CONCESSIONS INFRASTRUCTURES S.L.U.),
as a Guarantor

By:	/s/ David Esteban
Name: David Esteban
Title: Authorised signatory

By:	/s/ Carlos Colon
Name: Carlos Colon
Title: Authorised signatory

Execution, December 3, 2020

ABY CONCESSIONS PERU S.A.,
as a Guarantor

By:	/s/ Antonio Montoya
Name: Antonio Montoya
Title: Authorised signatory

By:	/s/ Gracia Candau
Name: Gracia Candau
Title: Authorised signatory

Execution, December 3, 2020

ACT HOLDING SA. DE C.V.,
as a Guarantor

By:	/s/ Irene Hernandez
Name: Irene Hernandez
Title: Authorised signatory

By:	/s/ Carlos Colon
Name: Carlos Colon
Title: Authorised signatory

Execution, December 3, 2020

ASHUSA INC.,
as a Guarantor

By:	/s/ Emiliano Garcia
Name: Emiliano Garcia
Title: Authorised signatory

By:	/s/ Enrique Guillen
Name: Enrique Guillen
Title: Authorised signatory

 Execution, December 3, 2020

ASUSHI INC.,
as a Guarantor

By:	/s/ Emiliano Garcia
Name: Emiliano Garcia
Title: Authorised signatory

By:	/s/ Enrique Guillen
Name: Enrique Guillen
Title: Authorised signatory

Execution, December 3, 2020

ATLANTICA INVESTMENTS LIMITED,
as a Guarantor

By:	/s/ David Esteban
Name: David Esteban
Title: Authorised signatory

By:	/s/ Carlos Colon
Name: Carlos Colon
Title: Authorised signatory

Execution, December 3, 2020

Signature Page
Amendment No. 5 to Credit and Guaranty Agreement

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Rodica Dutka
Name: Rodica Dutka
Title: Manager, Agency

Signature Page
Amendment No. 5 to Credit and Guaranty Agreement

ROYAL BANK OF CANADA,
as Lender and L/C Issuer

By:	/s/ Frank Lambrinos
Name: Frank Lambrinos
Title: Authorized Signatory

Signature Page
Amendment No. 5 to Credit and Guaranty Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, LONDON BRANCH,
as Lender and L/C Issuer

By:	/s/ Farhad Merali
Name: Farhad Merali
Title: Executive Director

By:	/s/ Lavinia Macovschi
Name: Lavinia Macovschi
Title: Executive Director

Signature Page
Amendment No. 5 to Credit and Guaranty Agreement

BANCO SANTANDER, S.A, NEW YORK BRANCH
as Lender

By:	/s/ Pablo Urgoiti
Name: Pablo Urgoiti
Title: Managing Director

By:	/s/ Rita Walz-Cuccioli
Name: Rita Walz-Cuccioli
Title: Executive Director

Signature Page
Amendment No. 5 to Credit and Guaranty Agreement

NATIONAL BANK OF CANADA,
as Lender

By:	/s/ Manny Deol
Name: Manny Deol
Title: Managing Director

Signature Page
Amendment No. 5 to Credit and Guaranty Agreement

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Arina Mavilian
Name: Arina Mavilian
Title: Authorized Signatory

Signature Page
Amendment No. 5 to Credit and Guaranty Agreement

MUFG BANK, LTD.,
as Lender

By:	/s/ Nietzsche Rodricks
Name: Nietzsche Rodricks
Title: Managing Director

Signature Page
Amendment No. 5 to Credit and Guaranty Agreement

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Jennifer Cochrane
Name: Jennifer Cochrane
Title: Vice Preisdent

Signature Page
Amendment No. 5 to Credit and Guaranty Agreement

BANK OF MONTREAL, LONDON BRANCH,
as Lender

By:	/s/ Tom Woolgar	/s/ Scott Matthew
Name: Tom Woolgar		Scott Matthew
Title: Managing Director		Managing Director